Exhibit 20.1

Creation Date Sat Jan  3, 1998  09:37 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 26 Beginning Date                     12/01/1997
Due Period 26 End Date                           12/31/1997
Determination Date                               01/09/1998
Remittance Date                                  01/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 19.1416449154

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.4788547150

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 374,968.17
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2506533430

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,193,746.21
      B. From Current Period                                     $ 4,188,427.41
      C. Change in Amount Between Periods (Lines B - A)             $ -5,318.80

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 421,326,606.33
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.281642365460

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 22,498,090.11
      B. Available Cash Collateral Amount Percentage            5.000000000333%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 22,498,090.11
      B. For the Next Collection Period                         $ 21,066,330.32